Exhibit 99


             BUSINESS ETHICS POLICY OF RAYMOND JAMES FINANCIAL, INC.


Raymond James Financial, Inc. (the "Company" inclusive of all its subsidiaries and affiliates) expects its employees and its independent contractor Financial Advisors (collectively "Associates") to exercise the highest degree of professional business ethics in all actions they undertake on behalf of the Company. In furtherance of that objective, the Company expects its Associates to act in accordance with the policies set forth herein at all times.


This Business Ethics Policy is being issued in addition to the Employee Handbook, which you have previously received if you are a company employee. By signing the Annual Certification Signature Page you are also representing that you have reviewed the Employee Handbook and understand its contents. It is, therefore, important that all company employees re-read the Employee Handbook at this time.


GENERAL STATEMENT     Go Back To Top of Page
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      1.  No Associate, officer, or director shall, directly or indirectly, knowingly make or cause to be made a material false or misleading statement or omit to state or cause another person to omit to state any material fact to a customer, supplier, regulatory official or another Associate.
      2. Neither the Company, nor any of its Associates, for their own accounts or others, shall purchase or sell securities while in the possession of information which might be considered "insider" (material, non-public) information, or discuss the information with a third party, unless a written opinion has been furnished by the Company's attorney stating that in his or her opinion the proposed transaction or discussion would not violate the anti-fraud provisions of federal or state securities laws. Information is material if there is a substantial likelihood that its public disclosure would affect either a reasonable investor's decision to buy, sell, or hold securities or the market value of securities. Information is "non-public" if it is not made generally available by the means best calculated to make it publicly available. The SEC has opined that appropriate public media is required.
      3. The Company and its Associates shall comply with all applicable legal requirements of the United States and each state or foreign country in which the Company conducts its business. Specifically, but not exclusively, all Associates must abide by the laws and regulations of the Securities and Exchange Commission, state regulators and self-regulators including, but not limited to, the National Association of Securities Dealers and the various exchanges with which we are associated.
      4. The use of assets of the Company for any unlawful or improper purpose is prohibited.
      5. No undisclosed or unrecorded fund or asset of the Company shall be established or maintained for any purpose.
      6. No false or misleading entries shall be made in the books or records of the Company for any reason, and no Associate shall engage in any arrangement that results in such entries.
      7. No payment on behalf of the Company shall be approved without adequate supporting documentation, or shall be made with the intention or understanding that any part of the payment is to be used for any purpose other than that described by the documents supporting the payment. 8. No confidential information concerning the Company shall be used or revealed within or outside the Company without proper authorization and purpose.
      9. The use of Company associates, materials or equipment for personal purposes is prohibited, unless specifically authorized.
      10. Compliance with generally accepted accounting principles and established internal control procedures is required at all times.
      11. Firm policy prohibits short sales of Raymond James stock by firm Associates and trading in options other than covered call and put writing and protective purchase of puts to hedge on free and clear stock.
      12. The Company bonus policy is as follows:

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          The firm's cash bonus and non-monetary awards policy requires that prospective bonus recipients must be employed and not on disciplinary or performance probation at the time of bonus payment or the dates specified in vesting schedules to be eligible to receive the bonuses or awards. This policy reflects that bonuses are a combination of rewards for a job well done and incentives designed for retention of Associates. Similarly, discounts afforded to Associates terminate upon the termination of employment and ex-Associates shall be responsible for paying full commissions on future contracted investment installments.

          Bonuses include the discretionary bonus as well as any other incentive payments, production bonuses (overrides and trading profits), fees or other types of remuneration over and above the salary, regardless of the payment method or purpose.

CONFIDENTIAL AND/OR PROPRIETARY INFORMATION OF THE COMPANY

The Company's business records, including but not limited to customer lists, customer data, sales information, business methodologies, compensation records, and/or similar information are considered to be trade secrets to be used solely in the conduct of the Company's business. No such information shall be obtained, used or revealed by any Associate unless specifically authorized by his/her supervisor in the course of the Associate's regular job functions. Unauthorized use of Company information, whether within or outside the Company, is a most serious violation and may result in immediate termination.

Likewise, unauthorized interception of company communications, whether electronic (email), oral (telephonic), or documentary, is a violation of Company Policy which may subject the violator to immediate termination.

Theft or other misuse of trade secrets and/or proprietary information will be prosecuted to the full extent provided by law. Departing Associates are not permitted to take any of the data described above in the event they leave the Company, except as permitted by the RJA Financial Advisor Instructions.

CONFLICTS OF INTEREST

The Company expects the undivided loyalty of its Associates in the conduct of Company business. It is important that Associates be free from any financial interests or other relationships that might conflict with the best interests of the Company. Accordingly, each Associate, without written approval of the Associate's department head and the firm's chief executive officer,

      1. May not make an investment in a company that competes with, supplies services or products to or purchases services or products from the Company, except that an Associate may make investments in (a) publicly held companies where such interest is less than one percent of the outstanding stock, (b) mutual funds, or (c) partnerships sold by the firm or any other investment approved by and sold through the Company;
      2. May not serve as officer, director, employee or consultant of, perform services for or receive income from any enterprise or individual doing business with or competing with the Company, or seeking to do so. In fact, without approval and appropriate written disclosure for regulatory purposes, an employee may not serve as an officer, director, employee or consultant to any other corporation; the Company encourages participation in charitable endeavors and recommends that an employee discuss major commitments if they might impinge on the demands of his/her job;
      3. May not act in a fiduciary capacity for any client or customer of the firm except as agent of the Company;
      4. May not make investments alongside a client, customer, or supplier of the Company, except in the Company's approved products;

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      5.  May not organize a business for the purpose of doing business with the
          Company or other associates of the Company or use his position to influence other associates or prospective associates to do business with him or any relative of the associate;
      6. May not give or receive gifts of more than a token value (currently $100.00) that are in any way connected with business relationships;
      7. May not receive compensation from outsiders for services or products for which he is being paid by the Company;
      8. May not knowingly speculate or deal in materials, equipment, supplies, products, services, lands, leases or properties which may later be purchased by the Company or for which negotiations to purchase, acquire or sell are pending or may reasonably be anticipated;
      9. May not knowingly buy or sell for his own account or the account of any relative or associate any security or other interest which the Company may be considering buying or selling, or has decided to buy or sell, until the Company decision has been completely executed and publicly announced. Such purchases of securities or real estate developed by the Company shall be made at prices consistent with the Company's employee discount policies;
      10. May not knowingly buy or sell any security to be recommended by the Company until 48 hours have passed in which the Company's clients may act on such recommendation in accordance with the Company's Research Department policies;
      11. Must comply with all provisions of federal, state and self-regulatory agency securities laws as well as all company policies relating to transactions and employee deportment.
      12. May not receive any cash/non-cash compensation from a product sponsor or wholesaler without first completing the cash/non-cash compensation form and obtaining firm approval.


The above list of conflicts to be avoided cannot be exhaustive, thus when there is the slightest possibility for conflict, the associate should discuss the situation with his or her department head and receive written approval prior to proceeding.

ACCESS PERSON POLICY

If you are an officer of Raymond James & Associates and in the ordinary course of business you may participate in or obtain information regarding the purchase or sale of securities by Heritage Asset Management or any of the Heritage Mutual Funds, or have functions or duties that, in the ordinary course of business, relate to the making of any recommendation to any Heritage Fund regarding the purchase or sale of securities, you are subject to the Access Person Policy of Raymond James & Associates. Please contact the Legal Department to advise them of this status and to obtain a complete copy of the procedures.

PRIVACY

The Company and its Associates, in the conduct of business, collect and retain personal and confidential information about individuals. In order to strike a workable balance between the need for information and the privacy of individuals, the Associate shall be guided by the following principles in the collection, storage, use, and dissemination of information about the persons to whom the Company provides investments, insurance products, and other services.

      1. Seek to obtain personal information only if pertinent to the effective conduct of our business.
      2. Obtain personal data by lawful and ethical means only and, to the extent practicable, obtain it directly from the individual concerned.
      3. Make every effort to ensure the accuracy, completeness, timeliness, and relevance to the specific business purpose, of any information concerned.
      4. Make every effort to inform the individual that the information will be collected, how it will be collected, and for what purposes it will be used. This requirement shall not apply to investigations involving possible criminal activity, fraud or security violations, internal investigations by the Audit, Compliance or Legal departments or otherwise, or screening for employment for which the individual has applied.

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      5.  Where required by law, make available to individuals any information we maintain on them. In so doing, the Company reserves the right to protect the privacy of the source of the information.
      6. Permit the client or Associate to clarify or supplement the information held by the Company, and correct or delete any information known to be inaccurate.
      7. Limit access to information in the Company's records to those persons who have a bona fide business-related need to see it, or whose request is based on valid legal process or proper regulatory purpose.
      8. Store and safeguard confidential information in a manner appropriate to its nature.
      9. When creating, designing or revising any information system ensure that the system, as designed or revised, is consistent with these principles.

COMMUNICATIONS WITH THE NEWS MEDIA     Go Back To Top of Page
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The Company must speak to the news media with one voice. Accordingly, no communications about the Company shall be made with the news media unless approved by Larry Silver, Jeff Julien, or the Legal Department. Any communications with the media dealing with legal actions, prospective claims and/or client disputes must be directed to the Company's legal counsel. It is generally the Company's policy not to comment due to the effects of comments upon equitable resolution of the issues.


POLITICAL ACTIVITIES AND CONTRIBUTIONS

The Company will not make any contribution or expenditure to or for any political party, committee, or candidate for any public office, or to any person for any political purpose whatsoever, regardless of whether it is proposed to be made in the United States or a foreign country or whether it would or would not be in violation of local law unless it is through a PAC established by the Company. "Contribution or expenditure" includes any direct or indirect payment, distribution, loan, advance, deposit, gift, purchase, or tickets to dinners or other fund raising events, services (including transportation), equipment or any other thing of value made to or for political candidates, parties or committees.

Although the Company encourages all Associates to participate individually in civic affairs and in the political process, the Company will not reimburse any Associate for any expenses incurred in connection with those activities. Associates who engage in civic or political affairs must do so on their own time and at their own expense and may not use Company facilities or resources in doing so without permission from his or her Department Head.

No associate shall make any contribution or expenditures to or for any candidate for any public office, or to any person for any political purpose whatsoever that would violate the company's policy on political contributions or any law, rule or regulation, and in particular MSRB Rule G-37. For more information, refer to the political contribution policies on the Digest.

PAYMENTS TO DOMESTIC OR FOREIGN GOVERNMENTAL OFFICIALS AND PERSONNEL
The Company's relationships with governmental agencies and their personnel in the United States and foreign countries shall be conducted so that full disclosure of the conduct will not impugn or jeopardize the Company's integrity or reputation. Accordingly, no associate shall be directly or indirectly connected with any political contributions, fees or commissions to any governmental employee or representative. Furthermore, no Associate shall directly or indirectly offer, pay, promise to pay or authorize the giving of money or anything of value to any government official or representative, to any political party or official thereof or to any candidate for a political office, or to any other person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, for the purpose of:
      1. influencing any act or decision of such official, political party, party official or candidate in his or its official capacity, including a decision to fail to perform his or its official functions; or
      2.  inducing such official, political party, party official or candidate to use his or its influence with the government or instrumentality thereof to affect or influence any act or decision of such government

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          or instrumentality, in order to assist the Company or any Associate in obtaining or retaining business for or with, or directing business to any third party.

RECORDING AND AUDITING TRANSACTIONS

No Associate shall intentionally falsify any memorandum, record or document of the Company or intentionally make a materially false or misleading statement to an accountant or representative of a regulatory agency in connection with any examination or audit of the Company's financial affairs.

Authority to open and maintain bank accounts and to arrange for the deposit or withdrawal of corporate funds has been delegated by resolution of the Board of Directors to specified personnel. All withdrawals from approved accounts shall be only by corporate check or by interbank transfer (including electronic fund transfers - EFTs/ACHs) to other Company accounts, and no check may be issued to "cash" or to a numbered bank account unless other information sufficient to identify the person receiving the benefit of the payment appears on the face of the check. No check may be issued in a transaction that involves the direct or indirect setting aside or earmarking of funds, accounts, or monies which, regardless of purpose, are not clearly recorded and accessible to and understandable by the Company's auditors.

RIGHT OF ACCESS TO COMPANY PROPERTY AND EQUIPMENT

Due to the sensitive nature of our business, anything in the Associate's workspace is subject to the Company's review. The Company reserves the right at any time to inspect the Associate's workspace and any property physically located on our premises, including access to any and all computer files, software, databases, e-mail and web sites.

RECORDING OF PHONE LINES

Due to the nature of our business, certain phone lines are recorded. All associates should understand and acknowledge that their phone calls may be recorded, and hereby consent without any further notice that this can occur.

ANNUAL REPORTS     Go Back To Top of Page
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Certain officers and key Associates of the Company will be required annually to submit Compliance Reports to the Audit Committee of the Board of Directors of the Company. The Company reserves the right to request (a) any Associate or director submit a Compliance Report at any time or as frequently as it may deem advisable, (b) any further relevant information from any Associate the Company deems necessary, and (c) permission to audit Associate's personal financial records in furtherance of these policies.

OUTSIDE BUSINESS ACTIVITIES

Outside business activities must be disclosed to your respective Compliance Department, and may require Compliance and/or regulatory approval. (Link to Outside Business Activity Form, if needed)

OUTSIDE BROKERAGE ACCOUNTS

The Company prohibits the maintenance of outside brokerage accounts, including internet on-line trading, unless approved by Senior Management. (Link to Outside Brokerage Accounts Form, if needed)

RETURNED CHECK POLICY

The Company will no longer re-deposit checks returned due to insufficient funds. In the event an associate "bounces" a personal check, the full amount of the check, plus bank charges and handling fees (if any), will be deducted from the associate's next payroll check.

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ARBITRATION AGREEMENT

In the event of any controversy between Associate and the Company arising out of the employment relationship, including such matters as compensation, termination, all statutory discrimination claims (e.g. age, race, gender, sexual harassment, national origin, religion, and disability) or ERISA, both parties agree such matter shall be determined exclusively by arbitration before the National Association of Securities Dealers (NASD) in accordance with the NASD rules then in effect. Associate understands and acknowledges that consent to this provision constitutes a waiver of certain rights, including the right to a jury trial, which might otherwise be available in the absence of an arbitration agreement.

CRIMINAL AND CREDIT RECORD

Associate acknowledges the substantial responsibility which the Company assumes by handling customers' money and investments. In that regard, Associate consents to the Company conducting periodic background investigations (including but not limited to obtaining credit checks, court records and fingerprints) at any time during employment. The Associate must disclose to the Human Resources Department if he/she has ever been arrested, indicted, convicted, or entered a plea of guilty or nolo contendere in connection with any misdemeanor or felony, other than minor traffic offenses (DUIs must be disclosed). In addition, he/she must also disclose any bankruptcies during the past 10 years, and any outstanding judgments/liens. The Consumer Disclosure information below is being provided in accordance with Fair Credit Reporting rules.

CONSUMER DISCLOSURE

A consumer (credit) report may be obtained relating to your employment. The information being obtained will not be used in violation of any federal or state equal opportunity law or regulation.


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                                                                     July 2001